Exhibit 99.1

Media Contact:	Investor Contact:
Leslie Moore	Giuseppe Incitti
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5025	(650) 846-5637
lmoore@tibco.com	gincitti@tibco.com

TIBCO SOFTWARE REPORTS THIRD QUARTER RESULTS

Record Q3 Total Revenue of $271 million; Non-GAAP EPS of $0.28

PALO ALTO, Calif., September 19, 2013 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fiscal third quarter, which ended on September 1, 2013.

Total revenue for the third quarter of fiscal 2013 was $270.9 million and net income was $21.3 million, or $0.13 per diluted share. This compares to total revenue of $255.0 million and net income of $26.1 million, or $0.15 per diluted share, as reported for the third quarter of fiscal 2012.

On a non-GAAP basis, net income for the third quarter of fiscal 2013 was $46.3 million or $0.28 per diluted share, compared with $45.9 million or $0.27 per diluted share for the third quarter of fiscal 2012. Non-GAAP operating income for the third quarter of fiscal 2013 was $64.2 million, resulting in a non-GAAP operating margin of 23.7%. This compares to non-GAAP operating income of $68.8 million, or a 27.0% non-GAAP operating margin in the third quarter of fiscal 2012. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt and assumes non-GAAP effective tax rates of 23% and 27% for the third quarters of fiscal 2013 and 2012, respectively.

“We saw further signs of operational improvement this quarter, as our focus on execution generated renewed growth in our infrastructure business,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “Across an expanding set of industries, the world’s leading companies are calling on TIBCO for innovative solutions to big data challenges and their own version of the Two-Second Advantage. Given the opportunity before us, we will continue to invest for growth and innovation, particularly in the areas of integration, analytics and cloud.”

Third Quarter Fiscal 2013 Highlights

•	Total revenue of $270.9 million;

•	License revenue of $105.2 million;

•	Non-GAAP operating margin of 23.7%;

•	Non-GAAP EPS of $0.28;

•	Cash flow from operations of $58.3 million;

•	Broad mix of business across major industries including Financial Services, Retail, Life Sciences, Telecommunications, Manufacturing, Energy, Transportation & Logistics, Insurance, Government;

•	TIBCO closed 140 deals over $100k and had 18 deals over $1 million.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its third quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-679-0841. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight ET on October 19, 2013 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 47967789.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the Two-Second Advantage® - the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, Two-Second Advantage and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for third quarter of fiscal year 2013 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s ability to improve its sales execution, TIBCO’s ability to deliver growth, and TIBCO’s ability to capitalize on the opportunities in the marketplace, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to achieve improved performance and accelerate growth from its investments for growth and innovation, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 2, 2013. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 1, 2013	November 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$666,211	$727,309
Short-term investments	57,686	34,411
Accounts receivable, net	183,131	234,100
Prepaid expenses and other current assets	66,750	61,174

Total current assets	973,778	1,056,994
Property and equipment, net	95,792	98,474
Goodwill	557,809	532,290
Acquired intangible assets, net	120,499	123,261
Long-term deferred income tax assets	90,222	64,549
Other assets	75,712	71,340

Total assets	$1,913,812	$1,946,908

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,827	$22,809
Accrued liabilities	110,067	133,596
Accrued restructuring costs	5,314	893
Deferred revenue	253,357	263,476
Current portion of long-term debt	—	35,711

Total current liabilities	397,565	456,485
Accrued restructuring costs, less current portion	203	643
Long-term deferred revenue	26,323	25,543
Long-term deferred income tax liabilities	2,213	3,208
Long-term income tax liabilities	52,005	26,263
Other long-term liabilities	4,509	4,015
Convertible debt	536,062	524,466

Total long-term liabilities	621,315	584,138

Total liabilities	1,018,880	1,040,623

Total equity	894,932	906,285

Total liabilities and equity	$1,913,812	$1,946,908

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	September 1, 2013	September 2, 2012	September 1, 2013	September 2, 2012
Revenue:
License	$105,209	$99,103	$265,738	$273,999
Service and maintenance	165,650	155,918	488,757	454,087

Total revenue	270,859	255,021	754,495	728,086

Cost of revenue:
License	12,407	11,368	34,776	29,809
Service and maintenance	65,566	60,881	190,805	177,417

Total cost of revenue	77,973	72,249	225,581	207,226

Gross profit	192,886	182,772	528,914	520,860

Operating expenses:
Research and development	43,391	39,354	127,591	115,280
Sales and marketing	84,082	76,803	249,395	231,444
General and administrative	13,697	17,906	50,546	52,908
Amortization of acquired intangible assets	4,991	4,640	14,025	14,841
Acquisition related and other	630	845	1,525	2,170
Restructuring adjustment	8,886	72	8,871	(447)

Total operating expenses	155,677	139,620	451,953	416,196

Income from operations	37,209	43,152	76,961	104,664
Interest income	249	366	672	842
Interest expense	(8,411)	(8,713)	(25,856)	(14,573)
Other income (expense), net	153	(1,306)	(1,258)	242

Income before provision for income taxes and noncontrolling interest	29,200	33,499	50,519	91,175
Provision for income taxes	7,900	7,400	10,900	17,900

Net income	21,300	26,099	39,619	73,275
Less: Net income attributable to noncontrolling interest	49	13	148	56

Net income attributable to TIBCO Software Inc.	$21,251	$26,086	$39,471	$73,219

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.13	$0.16	$0.25	$0.46

Diluted	$0.13	$0.15	$0.24	$0.43

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,638	159,308	161,012	160,402

Diluted	166,999	169,165	167,879	169,836

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	September 1, 2013	September 2, 2012
Cash flows from operating activities:
Net income	$39,619	$73,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,616	10,992
Amortization of acquired intangible assets	26,965	26,719
Amortization of debt discount and transaction costs	14,258	6,820
Stock-based compensation	39,245	45,130
Deferred income tax	(13,292)	(20,183)
Tax benefits related to stock benefit plans	9,691	14,455
Excess tax benefits from stock-based compensation	(13,442)	(20,612)
Other non-cash adjustments, net	1,179	905
Changes in assets and liabilities:
Accounts receivable	49,181	(12,079)
Prepaid expenses and other assets	(19,568)	(8,975)
Accounts payable	7,207	159
Accrued liabilities and restructuring costs	4,864	(5,576)
Deferred revenue	(11,119)	54,285

Net cash provided by operating activities	146,404	165,315

Cash flows from investing activities:
Purchases of short-term investments	(38,261)	—
Maturities and sales of short-term investments	15,346	—
Acquisitions, net of cash acquired	(53,917)	(132,209)
Purchases of property and equipment	(10,695)	(16,366)
Restricted cash pledged as security	(835)	(1,169)
Other investing activities, net	(212)	376

Net cash used in investing activities	(88,574)	(149,368)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	—	584,450
Proceeds from revolving credit facility, net	—	116,648
Principal payments on debt	(35,711)	(151,785)
Proceeds from issuance of common stock	23,089	25,390
Repurchases of the Company’s common stock	(105,289)	(220,265)
Withholding taxes related to restricted stock net share settlement	(12,467)	(17,383)
Excess tax benefits from stock-based compensation	13,442	20,612

Net cash provided by (used in) financing activities	(116,936)	357,667

Effect of foreign exchange rate changes on cash and cash equivalents	(1,992)	(6,488)

Net change in cash and cash equivalents	(61,098)	367,126
Cash and cash equivalents at beginning of period	727,309	308,148

Cash and cash equivalents at end of period	$666,211	$675,274

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	September 1, 2013		September 2, 2012		September 1, 2013		September 2, 2012
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$37,209	$21,251	$43,152	$26,086	$76,961	$39,471	$104,664	$73,219
Amortization of intangible assets - cost of revenue	4,597	4,597	4,714	4,714	12,940	12,940	11,878	11,878
Amortization of intangible assets - operating expense	4,991	4,991	4,640	4,640	14,025	14,025	14,841	14,841
Stock-based compensation - cost of revenue	1,914	1,914	1,313	1,313	5,386	5,386	3,711	3,711
Stock-based compensation - R&D expense	3,641	3,641	3,885	3,885	11,759	11,759	11,244	11,244
Stock-based compensation - S&M expense	3,121	3,121	5,380	5,380	12,782	12,782	15,367	15,367
Stock-based compensation - G&A expense	(766)	(766)	4,832	4,832	9,318	9,318	14,808	14,808
Acquisition related and other	630	630	845	845	1,525	1,525	2,170	2,170
Non-cash interest expense related to convertible debt	—	3,924	—	3,717	—	11,597	—	5,281
Restructuring adjustment	8,886	8,886	72	72	8,871	8,871	(447)	(447)
Income tax adjustment for non-GAAP	—	(5,932)	—	(9,582)	—	(20,676)	—	(28,008)

Non-GAAP	$64,223	$46,257	$68,833	$45,902	$153,567	$106,998	$178,236	$124,064

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.13		$0.15		$0.24		$0.43

Non-GAAP		$0.28		$0.27		$0.64		$0.73

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		166,999		169,165		167,879		169,836